UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 11, 2015

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, Cesar L. Alvarez withdrew as a nominee for re-election to the Watsco, Inc. (the “Company”) Board of Directors, and Mr. Alvarez’s term as a director expired at the Company’s Annual Meeting of Shareholders, held on May 11, 2015 (the “Annual Meeting”). Mr. Alvarez’s decision to withdraw as a nominee for re-election was for personal reasons and was not due to any disagreement with the Company. The Company is grateful for his service and contributions as a Board member for the past 18 years.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposal submitted to a vote of the Company’s shareholders at the Annual Meeting is as follows:

Proposal 1. Election of Aaron J. Nahmad and Albert H. Nahmad to serve as Class B common stock directors until the Company’s 2018 annual meeting of shareholders. Both Messrs. Nahmad were elected by holders of the Company’s Class B common stock, voting as a single class:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class B Common Stock:
Aaron J. Nahmad	46,697,250	424,720	—
Albert H. Nahmad	46,697,250	424,720	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: May 15, 2015	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer